PROMISSORY NOte

January 13, 2021

FOR VALUE RECEIVED, pursuant to the certain Share Purchase Agreement, dated XXXXX, the undersigned, Specificity, Inc. a Florida Company, having an address at 801 West Bay Dr., Suite 206, Largo, Florida 33770 (“the Borrower”), jointly and severally, promise to pay the principal sum ONE MILLION DOLLARS ($1,000,000.00) (the “Principal Amount”), to the order of Jason Wood a Florida resident, having an address at 302 Harbour Place Drive, #915, Tampa, FL 33602 (“Lender”) (the “Note”).

1.	Interest. This Note shall carry 5 percent (5.00%) interest for the entirety of the Term as defined herein.
2.	Repayment.
2.1.	This Note shall be repaid in interest only payments on a quarterly basis. The principal and any interest in arrears shall be due on the Maturity Date, as defined herein.
2.2.	The date of maturity of the Note shall January 12, 2026.
2.3.	All payments of principal and interest hereunder are payable in lawful money of the United States of America and shall be made by wire transfer to the account of Lender, as instructed, at Bank of America, pursuant to wiring instructions to be provided to Borrowers at Closing or to such other accounts as may be instructed by Lender.
3.	Borrowers’ Waiver of Certain Rights.
3.1.	Borrowers and each surety, endorser and guarantor hereof hereby waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, demand for payment, protest, notice of protest and notice of dishonor, to the extent permitted by law. Borrowers further waive trial by jury. No extension of time for payment of this Note or any installment hereof, no alteration, amendment or waiver of any provision of this Note and no release or substitution of any collateral securing Borrowers’ obligations hereunder shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrowers under this Note.
3.2.	Any forbearance by the holder of this Note in exercising any right or remedy hereunder or under any other agreement or instrument in connection with the Note or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by the holder of this Note. The acceptance by the holder of this Note of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of the holder of this Note to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.
4.	Representations of the Borrower.
5.	Transferability of the Note. If this Note is transferred in any manner, the right, option or other provisions herein shall apply with equal effect in favor of any subsequent holder hereof.
6.	Reserved.
7.	Right of Setoff or Any Defense. Borrowers are hereby prohibited from exercising against Lender, any right or remedy which it might otherwise be entitled to exercise against Lender, including, without limitation, any right of setoff or any defense. Any other claim that Borrowers may have, arising from or related to the transaction evidenced by this Note and the Agreement shall be asserted only against the Lender.
8.	Subordination. This Note is a senior promissory note having priority over all other debts.

9.	Binding Effect. This Note shall be binding on the parties hereto and their respective heirs, legal representatives, executors, successors and assigns.
10.	Mutually Constructed. This Note shall be construed without any regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.
11.	Governing Law. This Note shall be governed by the laws of the State of Florida without regard to choice of law consideration. Borrowers hereby irrevocably consent to the jurisdiction of the courts of the State of Florida and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or the Agreement.
12.	Notification and Rights to Modify or Change Note. This Note may not be changed or terminated orally. Any changes or modifications must be acknowledged and accepted by both parties in writing.
13.	General. A determination that any portion of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision to the extent legally permissible and otherwise as it may apply to other persons or circumstances.
14.	JURY TRIAL WAIVER. BORROWERS AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BORROWERS OR THE HOLDER OF THIS NOTE ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BORROWERS AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWERS ACKNOWLEDGE AND AGREES THAT AS OF THE DATE HEREOF THERE ARE NO DEFENSES OR OFFSETS TO ANY AMOUNTS DUE IN CONNECTION WITH THE LOAN. FURTHER, BORROWERS WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWERS ACKNOWLEDGE AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWERS IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS NOTE.
15.	To facilitate execution, this Agreement may be executed in as many counterparts as may be required, and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Further, this Agreement may be executed by facsimile or other electronic signatures and such signatures shall be deemed to be the original signatures of the parties.

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement on the date signed by the Lender.

LENDER

JASON WOOD

Date:
Jason Wood

Personally

BORROWER

SPECIFICITY, INC.

Date:
Name:
Title: